Exhibit 99.1

Kaya Holdings (OTCQB:KAYS) Unveils “The Sacred Mushroom™”, the First U.S.-Based Psilocybin Center to be Operated by a U.S. Public Company

FT. LAUDERDALE, FL /November 07, 2023 / Kaya Holdings, Inc., ("KAYS" or the "Company") (OTCQB:KAYS) has shared the company’s progress to open “The Sacred Mushroom™” Psilocybin Facilitation Center in Portland, Oregon and invites interested parties to view the project presentation.

The Sacred Mushroom™ has approximately 11,000 sq ft. and will provide visitors with access to many distinctive treatment experiences including private treatment rooms and group session areas, activity zones with yoga, listening stations, journaling chairs, and art expression, special “sensation rooms”, and a special approach to microdosing.

On track to open the first U.S.-based Psilocybin Treatment Center operated by a U.S. Public Company

Kaya Holdings, Inc.

OTCQB:KAYS

THE SACRED MUSHROOM

MUSHROOM EXPLORATION COMPANY

5TH DIMENSION Therapeutics

KAYA HOLDINGS MIND CARE

© 2023 All Rights Reserved, Kaya Holdings, Inc.

To read and download the report click the following link:

https://www.dropbox.com/scl/fi/0g2s330k3nbycagpt78bd/The-Sacred-Mushroom-2023-10-31.pdf?rlkey=499ov1u678mc1iqgc2zcc8v95&dl=0

KAYS SHAREHOLDERS AND OTHER INTERESTED PARTIES - PLEASE UPDATE YOUR CONTACT INFORMATION

We routinely receive calls and emails from shareholders asking us questions about KAYS, so we are asking all KAYS shareholders to email us and confirm their contact info. Please email info@kayaholdings.com with "KAYS shareholder update" in the subject line and include your name, address, phone number and number of shares you own so that we may make sure you receive all updates and can respond to any shareholder inquiries. If you would like to speak to someone at the Company, please call ore text 954-480-3960 and someone will get right back to you.

About Kaya Holdings, Inc. (www.kayaholdings.com)

Kaya Holdings, Inc is a “mind care” company with operations in medical/recreational cannabis and pending operations in the emerging psilocybin sector. KAYS is a fully reporting, US-based publicly traded company, listed for trading on the over-the-counter market under the symbol KAYS.

In 2014 KAYS became the first US public company to own and operate a medical cannabis dispensary (in Portland, Oregon). The Company still operates the original Kaya Shack™ cannabis dispensary while seeking to shift our cannabis operations to serve the European Union. KAYS has interests in three medical cannabis licenses (2 in Greece, 1 in Israel) to advance this effort.

Resuming its role as innovator and trend setter, the Company is again breaking ground in the United States with the planned introduction of psilocybin treatment centers through our majority owned subsidiary, Fifth Dimension Therapeutics, Inc. (“FDT”).

KAYS subsidiaries include:

Fifth Dimension Therapeutics, Inc. serves as the Company's operating branch in the psychedelic treatment sector, including operation of mushroom cultivation facilities and The Scared Mushroom™ treatment centers.

Marijuana Holdings Americas, Inc. owns the Kaya Shack™ brand of licensed medical and recreational marijuana stores (www.kayashack.com) and the Kaya Farms™ brand of cannabis production and processing operations in the United States.

Kaya Brands International, Inc., serves as the vehicle for the Company's non-U.S. operations including cultivation activities under development in Greece and Israel.

Kaya Brands USA, Inc. owns a wide range of proprietary brands of cannabis extracts, oils, pre-rolls, topicals, edibles and beverages, cannaceuticals and related accessories.

Important Disclosure

KAYS is planning execution of its stated business objectives in accordance with current understanding of state and local laws and federal enforcement policies and priorities as it relates to psychedelics and cannabis. Potential investors and shareholders are cautioned that KAYS and subsidiaries including FDT will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana and psychedelic products, engaging in said activities or acquiring existing production/sales operations). Advice of counsel with regard to specific activities of KAYS, federal, state or local legal action or changes in federal government policy and/or state and local laws may adversely affect business operations and shareholder value. Additionally, the launch of The Sacred Mushroom™ Psilocybin Treatment Center is dependent, among other matters, on final Oregon Health Authority (“OHA”) licensing and receipt of final financing from our investors.

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.